Exhibit 99.1
                                  ------------

                                                  [LOGO GEORGETOWN SAVINGS BANK]
                                                     WOW! There is a difference.
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                            Georgetown Bancorp, Inc.
                Reports Results for Quarter Ended March 31, 2007

         GEORGETOWN, MASSACHUSETTS, April 30, 2007 -
         Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported a net loss for the three months ended March 31, 2007 of $129,000, or $.05 per basic and diluted share compared to a net loss of $66,000 or $.02 per basic and diluted share for the three months ended March 31, 2006. The net loss for the nine months ended March 31, 2007 was $314,000 or $.12 per basic and diluted share versus a net loss of $89,000 or $.03 per basic and diluted share for the nine months ended March 31, 2006.

         Robert E. Balletto, President and Chief Executive Officer, said, "Like many community banks, our profitability continues to be negatively impacted by the current interest rate environment. Pressure on the interest margin is expected to continue for the next several quarters. However, we anticipate that the projected growth of our commercial business unit and resultant growth in higher-yielding commercial loans will mitigate the pressure on the interest margin. We also anticipate that the development of our mortgage banking unit will enhance future operating results. Our outlook for increasing shareholder value over the long term continues to be positive."

         Net interest income decreased $66,000, or 6.6%, to $947,000 for the three months ended March 31, 2007, from $1.0 million for the same period in 2006. The decrease in net interest

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income was primarily a result of the decrease in net interest margin to 2.46%
during the three months ended March 31, 2007, from 2.62% for the same period in 2006. Net interest income decreased $243,000, or 7.8%, to $2.9 million for the nine months ended March 31, 2007, from $3.1 million for the nine months ended March 31, 2006. The decrease in net interest income was primarily a result of the decrease in net interest margin to 2.46% during the nine months ended March 31, 2007, from 2.73% for the same period in 2006.

         The provision for loan losses for the three months ended March 31, 2007 was $4,000 compared to no provision for the three months ended March 31, 2006. The provision for loan losses for the nine months ended March 31, 2007 was $109,000 compared to a provision of $58,000 for the nine months ended March 31, 2006.

         Non-interest income for the three months ended March 31, 2007 increased $34,000 or 25.0% to $168,000, compared to $134,000 for the three months ended March 31, 2006. Non-interest income for the nine months ended March 31, 2007 increased $155,000, or 44.0%, to $505,000, compared to $350,000 for the nine months ended March 31, 2006. The increase in the three and nine months ended March 31, 2007 was primarily due to income generated from the Bank's Overdraft Privilege Program, which was launched in April 2006.

         Non-interest expense for the three months ended March 31, 2007 increased $59,000, or 4.6%, to $1.3 million. The increase in expenses was primarily due to an increase in advertising expense, reflecting implementation of a new marketing plan in 2007. Non-interest expense for the nine months ended March 31, 2007 increased $194,000, or 5.4%, to $3.8 million, from $3.6 million for the same period in 2006. The increase was primarily due to recruitment and personnel restructuring expenses of $111,000 and from additional operating expenses related to the North Andover office, which opened in December 2005.

         Total assets decreased by $4.1 million, or 2.4%, to $164.9 million at March 31, 2007 from $168.9 million at June 30, 2006. Net loans receivable decreased $1.2 million, or 0.9%, to $127.6 million at March 31, 2007, from $128.8 million at June 30, 2006. The decrease was primarily due to a $5.7 million, or 60.0%, decrease in construction loans, which completed their construction phase and were paid off, partially offset by a $2.6 million, or 21.7%, increase in

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commercial real estate loans. Total interest earning assets decreased $4.4 million, or 2.8%, to $154.3 million at March 31, 2007, from $158.7 million at June 30, 2006.

         Total deposits decreased $1.1 million, or 1.2%, to $95.5 million at March 31, 2007 from $96.6 million at June 30, 2006. The decrease was primarily due to the payoff of a $2.0 million brokered deposit. Increases in NOW checking accounts were offset by decreases in savings accounts.

         Total borrowings from the Federal Home Loan Bank of Boston decreased $1.2 million, or 2.4%, to $50.0 million at March 31, 2007 from $51.2 million at June 30, 2006.

         Total stockholders' equity decreased $776,000, or 4.2%, to $17.9 million at March 31, 2007, compared to $18.7 million at June 30, 2006, which represented 10.85% and 11.05% of total assets, respectively, at those dates. The decrease in total stockholders' equity was primarily due to the repurchase of 78,000 shares of the Company's common stock at a cost of $751,000.


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

                                      GEORGETOWN BANCORP, INC.
                                  STATEMENTS OF FINANCIAL CONDITION
                    ------------------------------------------------------------
                                             (unaudited)
                                               ASSETS
                                                                            At              At
                                                                         March 31,       June 30,
                                                                           2007            2006
                                                                       ------------    ------------
                                                                      (In thousands)  (In thousands)
Cash and due from banks                                                $      3,756    $      3,257
Short-term investments                                                          799             720
                                                                       ------------    ------------
               Total cash and cash equivalents                                4,555           3,977

Securities available for sale, at fair value                                 13,334          15,465
Securities held to maturity, at amortized cost                                8,571           9,823
Federal Home Loan Bank stock, at cost                                         2,905           2,905
Loans, net of allowance for loan losses of $1,113,000
    at  March 31, 2007 and $1,016,000 at June 30, 2006                      127,597         128,778
Premises and equipment                                                        4,909           5,230
Accrued interest receivable                                                     663             674
Bank-owned life insurance                                                     1,391           1,211
Other assets                                                                    926             852
                                                                       ------------    ------------

               Total assets                                            $    164,851    $    168,915
                                                                       ============    ============

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                               $     95,452    $     96,571
Short-term borrowings                                                        14,100          22,300
Long-term Federal Home Loan Bank advances                                    35,885          28,921
Securities sold under agreements to repurchase                                  848             762
Mortgagors' escrow accounts                                                     331             289
Accrued expenses and other liabilities                                          352           1,413
                                                                       ------------    ------------
               Total liabilities                                            146,968         150,256
                                                                       ------------    ------------

Commitments and Contingencies                                                    --              --

Stockholders' equity:
Preferred stock, $0.10 par value per share: 1,000,000
  shares authorized; none outstanding                                            --              --
Common Stock, $0.10 par value per share: 10,000,000
  shares authorized; 2,777,250 shares issued, 2,699,250 and                     278             278
  2,777,250 shares outstanding at March 31, 2007
  and June 30,2006, respectively
Additional paid-in capital                                                   11,452          11,452
Retained earnings                                                             7,676           7,996
Accumulated other comprehensive loss                                            (97)           (330)
Treasury stock, at cost (78,000 shares at March 31, 2007)                      (751)             --
Unearned compensation - ESOP                                                   (675)           (737)
                                                                       ------------    ------------
               Total stockholders' equity                                    17,883          18,659
                                                                       ------------    ------------

               Total liabilities and stockholders' equity              $    164,851    $    168,915
                                                                       ============    ============

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
                                             GEORGETOWN BANCORP, INC.
                                             STATEMENTS OF OPERATIONS
                                 ------------------------------------------------
                                                   (unaudited)

                                                            Three Months Ended            Nine Months Ended
                                                         March 31,      March 31,      March 31,      March 31,
                                                           2007           2006           2007           2006
                                                        -----------    -----------    -----------    -----------
                                                              (In thousands)               (In thousands)
Interest and dividend income:
    Loans, including fees                               $     1,879    $     1,676    $     5,684    $     4,904
    Investment interest and dividends                           308            355            985          1,035
    Short-term investments                                       15             40             37            100
                                                        -----------    -----------    -----------    -----------
               Total interest and dividend income             2,202          2,071          6,706          6,039
                                                        -----------    -----------    -----------    -----------

Interest expense:
    Deposits                                                    649            498          1,963          1,357
    Short-term borrowings                                       202            277            695            828
    Long-term Federal Home Loan Bank advances                   402            281          1,149            713
    Securities sold under agreements to repurchase                2              2              6              5
                                                        -----------    -----------    -----------    -----------
               Total interest expense                         1,255          1,058          3,813          2,903
                                                        -----------    -----------    -----------    -----------

Net interest income                                             947          1,013          2,893          3,136
Provision for loan losses                                         4             --            109             58
                                                        -----------    -----------    -----------    -----------
Net interest income, after provision for loan losses            943          1,013          2,784          3,078
                                                        -----------    -----------    -----------    -----------

Non-interest income:
    Customer service fees                                       141            115            436            297
    Income from bank-owned life insurance                        18             11             45             34
    Other                                                         9              8             24             19
                                                        -----------    -----------    -----------    -----------
               Total non-interest income                        168            134            505            350
                                                        -----------    -----------    -----------    -----------

Non-interest expenses:
    Salaries and employee benefits                              683            740          2,011          2,019
    Occupancy and equipment expenses                            215            235            623            577
    Data processing expenses                                     76             36            224            160
    Professional fees                                            66             64            203            237
    Advertising expense                                          92             35            151            136
    Other general and administrative expenses                   179            142            555            444
                                                        -----------    -----------    -----------    -----------
               Total non-interest expenses                    1,311          1,252          3,767          3,573
                                                        -----------    -----------    -----------    -----------

Loss before income taxes                                       (200)          (105)          (478)          (145)

Income tax benefit                                              (71)           (39)          (164)           (56)
                                                        -----------    -----------    -----------    -----------

Net loss                                                $      (129)   $       (66)   $      (314)   $       (89)
                                                        ===========    ===========    ===========    ===========

Net loss per share:
Basic and diluted                                       $     (0.05)   $     (0.02)   $     (0.12)   $     (0.03)

Basic and diluted weighted average shares outstanding     2,630,397      2,700,077      2,644,631      2,698,395

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About Georgetown Savings Bank
-----------------------------

Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA, North Andover, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.
                    --------------------

Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END